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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): MAY 15, 2001




                          BRIGGS & STRATTON CORPORATION
             (Exact name of registrant as specified in its charter)


                                     1-1370
                            (Commission file number)

           WISCONSIN                                             39-0182330
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


               12301 WEST WIRTH STREET, WAUWATOSA, WISCONSIN 53222
               (Address of principal executive offices)     (Zip Code)


                                 (414) 259-5333
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                 ACQUISITION OF GENERAC PORTABLE PRODUCTS, INC.


         As previously reported, on March 21, 2001, we (Briggs & Stratton Corporation) entered into an Agreement and Plan of Merger with Generac Portable Products, Inc., a Delaware corporation ("Generac"), and The Beacon Group III -- Focus Value Fund, L.P., the majority stockholder of Generac, providing for the merger of our newly formed acquisition subsidiary into Generac. The acquisition of Generac was completed on May 15, 2001, and Generac is now a wholly owned subsidiary of ours.

         Generac is a leading designer, manufacturer and marketer of engine-powered tools and related accessories for use in both consumer and commercial applications. Generac's two principal product lines are portable generators and pressure washers.

         Generac or its predecessor has been a major supplier of portable generators to Sears, Roebuck and Co. since 1961 and is the primary supplier to Sears of pressure washers, both marketed under the Craftsman(TM) label. In addition, Generac is a major supplier of products under the Generac label for many leading retail home centers and do-it-yourself retailers. Generac estimates that, by dollar volume, it accounted for 32% of all portable generator sales and 37% of all pressure washer sales in the United States during calendar 2000.

         In addition to manufacturing portable generators and pressure washers, Generac also manufactures core components for those products, including alternators and pumps, in cases where such integration improves operating profitability by providing lower costs and streamlined production processes. Generac has manufacturing operations located in Jefferson, Wisconsin and the United Kingdom.

         Under the merger agreement, at the time of the merger, the stockholders of Generac and the holders of warrants to purchase Generac common stock, whom we refer to collectively as the Generac stockholders, were entitled to receive $55 million, less the sum of:

         - any purchase price adjustment related to the failure, if any, to meet specified targets for stockholders' equity and working capital; plus

         - the transaction costs incurred by Generac and its stockholders.

         The former Generac stockholders will be entitled to receive an earnout payment in the third or fourth calendar quarter of 2002 equal to the excess, if any, of:

         - 40% of the excess, if any, of six times Generac's consolidated earnings before interest, taxes, depreciation and amortization, excluding unusual gains and losses, for the 12-month period ended June 30, 2002, over the sum of:

                  - $55 million minus any purchase price adjustment related to the failure, if any, to meet specified targets for stockholders' equity and working capital (the "cash payment"), plus

                  - the aggregate amount of Generac indebtedness on a consolidated basis at the effective time of the merger, including any such indebtedness replaced by us in connection with the merger (the "Generac debt"); over

         - the amount, if any, payable to former holders of options for Generac common stock, which options were cancelled in connection with the merger (the "option payment").

This earnout payment is limited such that the sum of the earnout payment, the cash payment, the Generac debt and the option payment may not exceed $350 million.

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         In connection with the merger, subsidiaries of Generac made a tender offer for $110 million aggregate principal amount of their outstanding notes. All of the notes were tendered pursuant to the offer and accepted for payment on May 15, 2001. Under the merger agreement, the after-tax expenses, using our effective tax rate at the time, relating to this tender offer were paid 75% by the Generac stockholders and 25% by us.

         The aggregate amount paid to the Generac stockholders at closing was approximately $45.0 million, of which $8.1 million was placed in escrow, leaving a cash payment of approximately $36.9 million. This amount was derived as follows: stated price of $55.0 million, minus a working capital adjustment of $6.5 million, and minus transaction costs (including the Generac stockholders' portion of the tender offer fees and premium) of approximately $3.5 million.

         Debt paid at closing equaled approximately $219.0 million, comprised of $115.7 million for the tendered Generac notes (including $1.1 million of premium and $4.6 million of accrued interest), plus $15.3 million to retire Generac's zero coupon notes, plus $88.0 million to retire Generac's senior debt.

         The consideration payable and other terms of the merger agreement were determined by arms-length negotiations between the parties. The stockholders of Generac approved the merger agreement and the transactions contemplated thereby at a special meeting held on April 24, 2001. No approval of our shareholders was required or sought.

         As previously reported, on May 14, 2001, we issued and sold in separate private placements $275 million of 8.875% Senior Notes due March 15, 2011 and $140 million of 5.00% Convertible Senior Notes due May 15, 2006. The convertible notes are convertible into our common stock at the conversion rate of 20.1846 shares per each $1,000 of convertible notes. The net proceeds from the sale of the senior notes and convertible senior notes were used to fund the acquisition of Generac, including the replacement of Generac's outstanding debt, and to repay a portion of our unrated commercial paper and short-term borrowings under our credit facilities.

         We intend to continue the primary business operations of Generac and to continue to use the physical assets of those primary business operations for that purpose. We are undertaking a thorough review of Generac's operations and studying the manner in which the operations of the combined companies can best be integrated, including an integrated approach to product design and marketing.

         The merger agreement is incorporated by reference as an exhibit to this report. The above description of the merger agreement is qualified by reference to the provisions of the merger agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired:

                  It is impracticable to provide the required financial statements of Generac Portable Products, Inc. at the time this report is being filed. The required financial statements will be filed as soon as practicable, as an amendment to this report, and in any event not later than July 30, 2001.

         (b) Pro Forma Financial Information:

                  It is impracticable to provide the required pro forma financial information at the time this report is being filed. Appropriate pro forma financial information required pursuant to
         Article 11 of Regulation S-X will be filed as soon as practicable, as an amendment to this report, and in any event not later than July 30, 2001.

         (c) Exhibits:

                  See Exhibit Index following the Signatures page of this report, which is incorporated herein by reference.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      BRIGGS & STRATTON CORPORATION



                                      By:  /s/ James E. Brenn
                                           -------------------------------------
                                           James E. Brenn
                                           Senior Vice President and
                                           Chief Financial Officer


Date:  May 29, 2001




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                          BRIGGS & STRATTON CORPORATION
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 1-1370)


                                  EXHIBIT INDEX
                                       TO
                           CURRENT REPORT ON FORM 8-K
                          DATE OF REPORT: MAY 15, 2001


                                                   INCORPORATED HEREIN                      FILED
EXHIBIT NO.     DESCRIPTION                        BY REFERENCE TO                          HEREWITH
-----------     -----------                        ---------------                          --------
2               Agreement and Plan of Merger,      Exhibit 2 to the registrant's
                dated as of March 21, 2001, by     Current Report on Form 8-K dated
                and among Briggs & Stratton        March 21, 2001
                Corporation, GPP Merger
                Corporation, Generac Portable
                Products, Inc. and The Beacon
                Group III - Focus Value Fund,
                L.P.